EXHIBIT 10.3

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, STEADFAST ASSET HOLDINGS, INC., a California corporation (“Assignor”), hereby assigns to STAR RIDGE CROSSINGS, LLC, a Delaware limited liability company (“Assignee”), all of Assignor’s rights and obligations under and in regard to that certain Purchase and Sale Agreement dated April 7, 2015, as amended by that certain First Amendment to Purchase and Sale Agreement dated May 15, 2015 (collectively, the “Purchase Agreement”), between Ridge Crossing Apartments LLC, a Delaware limited liability company (“Seller”) and Assignor for the purchase and sale of that certain real property located in Hoover, Alabama, as more particularly described in Exhibit A attached hereto (the “Property”).

Assignee hereby agrees to and shall assume, perform and be fully responsible for the performance of all of the obligations of Assignor under the Purchase Agreement.

All of the provisions, covenants and agreements contained in the Assignment shall extend to and be binding upon the respective legal representatives, successors and assigns of Assignor and Assignee. This Assignment represents the entire agreement between Assignor and Assignee with respect to the subject matter of the Assignment, and all prior or contemporaneous agreements regarding such matters are hereby rendered null and void and of no force and effect.

(SIGNATURES APPEAR ON FOLLOWING PAGE)

WITNESS THE EXECUTION HEREOF, as of this May 28, 2015.

ASSIGNOR:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Ana Marie del Rio
Ana Marie del Rio, Vice President

ASSIGNEE:

STAR RIDGE CROSSINGS, LLC,
a Delaware limited liability company

By:	Steadfast Apartment Advisor, LLC, a
Delaware limited liability company, its Manager

By:	/s/ Kevin J. Keating
Kevin J. Keating, Treasurer

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Exhibit A

REAL PROPERTY LEGAL DESCRIPTION

A parcel of land situated in the NE 1/4 of the NW 1/4 and the SW 1/4 of the NE 1/4 of Section 27, and in the NE 1/4 and the SE 1/4 of the NW l/4 of Section 27, Township 19 South, Range 3 West, Jefferson County, Alabama, Bessemer Division and being more particularly described as follows:

Begin at a point on the North line of said Section 27, and at the intersection of the West right of way line of Scenic View Drive, said point being 1375.73 feet West of the NE corner of said Section 27, Township 19 South, Range 3 West, as measured along said section line on a bearing of South 88 degrees, 54 minutes, 54 seconds East, said point also being 1266.93 feet East of the NW corner of the NW l/4 of the NE 1/4 of said Section 27 as measured along said section line on a bearing of South 88 degrees, 54 minutes, 54 seconds East, said point being on a curve to the left, said curve subtending a central angle of 56 degrees, 52 minutes, 19 seconds measure (56 degrees 32 minutes 47 seconds map) a radius of 197.55 feet and a chord bearing of South 35 degrees, 03 minutes, 19 seconds East; thence run Southeasterly along the arc of said curve and along said Scenic View Drive's West right of way line for 196.09 measure (194.97 feet map) feet to the end of said curve; thence at tangent to said curve run South 63 degrees, 29 minutes, 28 seconds East along said right of way line for l09.65 feet to the beginning of a curve to the right, said curve subtending a central angle of 28 degrees, 30 minutes, 17 seconds, a radius of 161.84 feet and a chord bearing of South 49 degrees, 14 minutes, 19 seconds East; thence run Southeasterly along the arc of said curve and along said right of way line for 80.52 feet to the end of said curve; thence at tangent to said curve run South 34 degrees, 59 minutes, 11 seconds East along said right of way line for 50.00 feet to the beginning of a curve to the left, said curve subtending a central angle of 19 degrees, 2 l minutes, 43 seconds, a radius of 183.86 feet and a chord bearing of South 44 degrees, 40 minutes, 02 seconds East; thence run Southeasterly along the arc of said curve and along said right of way line for 62.13 feet to the end of said curve; thence at tangent to said curve run South 54 degrees, 20 minutes, 54 seconds East along said right of way line for 78.51 feet to the beginning of a curve to the right, said curve subtending a central angle of 16 degrees, 33 minutes, 33 seconds, a radius of 196.01 feet and a chord bearing of South 46 degrees, 04 minutes, 08 seconds East; thence run Southeasterly along the arc of said curve and along said right of way line for 56.65 feet to the end of said curve; thence at tangent to said curve run South 37 degrees, 47 minutes, 21 seconds East along said right of way line for 20.00 feet to the beginning of a curve to the left, said curve subtending a central angle of 30 degrees, 51 minutes, 20 seconds map and measure a radius of 250.00 feet measure (31 degrees 05 minutes 47 seconds map) and a chord bearing of South 53 degrees, 13 minutes, 01 seconds East; thence run Southeasterly along the arc of said curve and along said right of way line for 134.63 feet measure (135.68 feet map) to the end of said curve, said point being on the Northerly right of way line of Alabama Highway Number 150, said point being on a curve to the right, said curve subtending a central angle of 00 degrees, 33 minutes, 10 seconds, a radius of 22,858.3l feet and a chord bearing of South 52 degrees, 50 minutes, 03 seconds West; thence run Southwesterly along the arc of said curve and along said Highway 150 right of way line for 220.53 feet to the end of said curve; thence at tangent to said curve run South 53 degrees, 06 minutes, 38 seconds West along said Highway 150 right of way line for 514.38 feet; thence run South 53 degrees, 21 minutes, 07 seconds West along said right of way line for 548.18 feet to the beginning of a curve to the right, said curve

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subtending a central angle of 3 degrees, 26 minutes, 26 seconds, a radius of 4523.76 feet and a chord bearing of Sooth 55 degrees, 04 minutes, 21 seconds West; thence run Southwesterly along the arc of said curve and along said right of way line for 271.65 feet to the end of said curve; thence run South 72 degrees, 26 minutes, 22 seconds West along said Highway 150 right of way line for 101.59 feet; thence run South 55 degrees, 18 minutes, 17 seconds West along said right of way line for 144.28 feet; thence run South 62 degrees, 00 minutes, 13 seconds West along said right of way line for 147.74 feet to the most Southerly corner of Tree Crossings Phase One; thence leaving said right of way line run North 27 degrees, 12 minutes, 29 seconds West for 179.83 feet; thence run North 68 degrees, 00 minutes, 41 seconds West for 760.03 feet to the common corner of Phase Two and Phase Three, Tree Crossings; thence run South 60 degrees, 31 minutes, 41 seconds West measure South 60 degrees 30 minutes 00 seconds West (map) for 638.50 feet; thence run North 43 degrees, 45 minutes, 08 seconds West measure (North 43 degrees 51 minutes 00 Seconds West) for 300.38 feet measure (300.00 feet map) to a 3" capped iron at the SW corner of the NE 1/4 of the NW 1/4 of said Section 27, Township 19 South, Range 3 West; thence run North 0 degrees, 05 minutes, 18 seconds West along the West line of said 1/4-1/4 for 1326.03 feet to a 3" capped iron at the NW corner of said NE 1/4 of the NW 1/4 of Section 27; thence run South 89 degrees, 02 minutes, 07 seconds East along the North line of said 1/4-1/4 for 1319.80 feet to a 3" capped iron at the NE corner of said 1/4-l/4 and the NW corner of the NW 1/4 of the NE 1/4 of said Section 27; thence run South 88 degrees, 54 minutes, 54 seconds East along said 1/4-1/4 for 1266.93 feet to the point of beginning.

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